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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) December 15, 2003


                            U.S. PLASTIC LUMBER CORP.
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

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
              Nevada                                       000-23855                                 87-0404343
  -------------------------------                   ------------------------                      ----------------
  (State or other jurisdiction of                   (Commission File Number)                      (I.R.S. Employer
         incorporation)                                                                         Identification No.)

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                        2300 W. Glades Road, Suite 440 W.
                            Boca Raton, Florida 33431
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                    (Address of principal executive offices)


                                 (561) 394-3511
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                         Registrant's telephone number,
                              including area code:


                                 Not Applicable
                -----------------------------------------------
                         (Former name or former address,
                          if changed since last report)



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         References to "USPL," the "Company," "we," "us" and "our" in this
Current Report refer to U.S. Plastic Lumber Corp. and its subsidiaries and predecessors unless the context of the description indicates otherwise.

FORWARD LOOKING STATEMENTS

         Certain statements and information included in this Current Report constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this Current Report, the words or phrases "will", "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "projected", "intends to" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to failure to comply with principal obligations and covenants in debt and other agreements, the ability to obtain adequate financing on commercially acceptable terms, economic conditions, changes in law or regulations, demand for our products and services, newly developing technologies, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition from entities with greater financial resources than that possessed by us, and stockholder dilution. Such factors could materially adversely affect our financial performance and could cause our actual results for future periods to differ materially from any opinions or statements expressed within this Current Report. Additional discussion of such factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in our filings with the Securities and Exchange Commission.

ITEM 2.  DISPOSITION OF ASSETS

         SALE OF CERTAIN ASSETS OF U.S. PLASTIC LUMBER LTD.

         On December 15, 2003, the Company sold certain assets to Illinois Tool Works, Inc. ("ITW") relative to the slipsheet and tier sheet business of U.S. Plastic Lumber Ltd., ("USPL Ltd") its wholly-owned subsidiary (the "Purchase Transaction"). This summary is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached to this Current Report as
Exhibit 10.1.

         The purchase price (the "Purchase Price") in the Purchase Transaction consisted of:

         o $9,081,938, of which $8,831,938 was payable at the closing of the Purchase Transaction (the "Closing") in cash and $250,000 was delivered to the escrow agent to be held and then paid to us or the Purchaser pursuant to the escrow agreement.

         From the cash proceeds of $8,831,938, the Company has paid down secured note holders approximately $5,370,000 in principal reduction and interest, plus approximately $500,000 in bank fees and associated closing costs, inclusive of legal fees. The balance of the money will be used by the Company as working capital.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE




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EXECUTION OF THIRD AMENDMENT TO GBCC CREDIT FACILITY


         We previously reported in current reports on Form 8-K that (i) on December 20, 2002, U.S. Plastic Lumber Ltd., our wholly-owned subsidiary ("USPL Ltd."), obtained a secured senior credit facility pursuant to a certain Loan and Security Agreement (the "Loan Agreement") with Guaranty Business Credit Corporation, a Delaware corporation ("GBCC"), dated as of December 19, 2002 (the "GBCC Credit Facility") and (ii) that on July 25, 2003 we entered into a Second Amendment to the GBCC Credit Facility in which, among other things, we agreed to pay off the Obligations in full on or before October 31, 2003. The GBCC Credit Facility is comprised of a $3.0 million term loan and a commitment for up to $10.0 million in the form of a revolving line of credit.


         On December 15, 2003, USPL Ltd entered into a Third Amendment to the GBCC Credit Facility (the "Third Amendment").

         The Third Amendment provides that:


            o the Company has paid off in full the Revolving Credit line of GBCC, with the exception of a junior participation loan in the amount of $2,500,000 with Schultes, Inc.

            o The Company has paid $300,000 to GBCC as a principal reduction of its Term Loan, leaving a balance of approximately $1,500,000 on the Term Loan. GBCC is relieved of any further obligation under its loan documents to provide any additional Advances to the Company. The Term Loan has been amended so as to modify the Interest Rate to Prime plus 5% and to have a Maturity Date of May 31, 2004.

            o GBCC agrees to increase the Special Advance Subline from $2,500,000 to $3,250,000



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements - None.

         (b)      Pro forma financial information - None.

         (c)      Exhibits.

                  10.1 Third Amendment to the Loan and Security Agreement dated December 15, 2003 by and between Guaranty Business Credit Corporation and U.S. Plastic Lumber Ltd.

                  10.2 Asset Purchase Agreement between Illinois Tool Works, Inc. and U.S. Plastic Lumber Ltd., dated as of December 15, 2003.




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               U.S. PLASTIC LUMBER CORP.
                               (Registrant)


Date: December 15, 2003         By:  /s/ MICHAEL D. SCHMIDT
                                     ---------------------------------------
                                     Michael D. Schmidt, Chief Financial Officer




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